Exhibit 107.1

Calculation of Filing Fee Table

Form S-8

(Form Type)

Silk Road Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value, reserved for issuance pursuant to 2019 Equity Incentive Plan	457(c) and 457(h)	1,534,238 shares (2)	$53.29 (4)	$81,759,543.02	0.00011020	$9,009.90
Equity	Common Stock, $0.001 par value, reserved for issuance pursuant to 2019 Employee Stock Purchase Plan	457(c) and 457(h)	383,559 shares (3)	$45.29 (5)	$17,371,387.11	0.00011020	$1,914.33
Total Offering Amounts			1,917,797 shares		$99,130,930.13		$10,924.23
Total Fee Offsets (6)							–
Net Fee Due							$10,924.23

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Silk Road Medical, Inc.’s (the “Registrant”) common stock that become issuable under the Registrant’s 2019 Equity Incentive Plan (“2019 Plan”) and the Registrant’s 2019 Employee Stock Purchase Plan (“2019 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)Represents an automatic annual increase to the number of shares of the Registrant’s common stock reserved for issuance under, and which annual increase is provided for in, the 2019 Plan.

(3)Represents an automatic annual increase to the number of shares of the Registrant’s common stock reserved for issuance under, and which annual increase is provided for in, the 2019 ESPP.

(4)Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $53.29 per share, which represents the average of the high and low prices of the common stock as reported in The Nasdaq Global Select Market on February 27, 2023.

(5)Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $45.29 per share, which represents 85% of the average of the high and low prices of the common stock as reported in The Nasdaq Global Select Market on February 27, 2023. Pursuant to the 2019 ESPP, the purchase price of the shares of the Registrant’s common stock will be 85% of the lower of the fair market value of the Registrant’s common stock on the first day of the offering period or on the exercise date.

(6) The Registrant does not have any fee offsets.